Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 24, 2012

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant (degree of remoteness from the registrant is shown by indentations), except in the case of certain subsidiaries as to which the percentage ownership of voting is stated in parenthesis.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V.
Armand Dupree, Inc.
Auburn River Realty Company
Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.
Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.
Avroy Shlain Cosmetics (Pty) Ltd.
BBVA Bancomer Trust
BC International Cosmetic & Image Services, Inc.
BeautiControl Cosméticos Do Brasil Ltda.
BeautiControl Mexico, S. de R.L.
BeautiControl, Inc.
CAV Sul Centro de Apoio de Vendas de Produtos Pessoais e Artigos para
Centro de Distribuicao Mineira de Produtos de Plastico Ltda.
Centro de Distribuicao RS Ltda.
Centro Oeste Distribuidora de Produtos Plasticos Ltda.
CH Laboratories Pty Ltd
Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.
Cosmetic Manufacturers Pty. Ltd.
Dart Argentina S.A.
Dart de Venezuela, C.A.
Dart Distribucion, S. de R.L. de C.V.
Dart do Brasil Industria e Comercio Ltda.
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Latin America Financing LLC
Dart Manufacturing India Pvt. Ltd.
Dart, S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Baiana de Produtos Plasticos Ltda
Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.
Distribuidora Comercial Paulista de Plasticos Ltda.
Distribuidora Esplanada de Produtos Plasticos Ltda
FC Mexican Consulting, S. de R.L. de C.V.
Fuller Beauty Cosmetics de México, S.de R.L.de C.V.
Fuller Beauty Cosmetics S. de RL de CV
Fuller Beauty Cosmetics Trainee, S. de R.L. de C.V.
Fuller Cosmetics - Venda Direta de Cosmeticos Ltda.
Fuller Cosmetics SA de CV
Fuller Mexicana Holdings S de RL de CV
House of Fuller S de RL de CV

Active Subsidiaries
Subsidiary Information System
As of: February 24, 2012

Inmobiliaria Meck-Mex SA de CV
International Investor, Inc.
Japan Tupperware Co., Ltd.
JLH Properties, Inc.
Latin America Investments, Inc.
NaturCare Japan KK
Newco Logistica e Participacoes Ltda.
NM Holdings (New Zealand)
NuMet Holdings Pty. Ltd.
Nutrimetics Australia Pty. Ltd.
Nutrimetics France SNC
Nutri-Metics Holding France SNC
Nutri-metics International (Greece) A.E.
Nutrimetics International (NZ) Limited
Nutrimetics International (Thailand) Ltd.
Nutrimetics International (UK) Limited
Nutri-metics Worldwide (M) Sdn. Bhd. (Malaysia)
Nuvo Cosmeticos S.A.
Osceola Corporate Center
Premiere Korea Ltd.
Premiere Manufacturing, Inc.
Premiere Products Brands of Canada, Ltd.
Premiere Products Mexico, S. de R.L.
Premiere Products, Inc.
Premiere Servicios de Administracion S. de R.L.
Probemex SA de CV
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia
Sara Lee Direct Selling (Swaziland) (Proprietary) Ltd.
Servicios Administrativos Fuller, S. de R.L. de C.V.
Servicios De Administracion Integral de Personal, S. de R.L.
Tupperware (China) Company Limited
Tupperware (Portugal) Artigos Domesticos, Lda.
Tupperware (Suisse) SA
Tupperware (Thailand) Limited
Tupperware Articulos Domesticos, S.L.
Tupperware Asia Pacific Holdings Private Limited
Tupperware Australia Pty. Ltd.
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands Argentina S.A.
Tupperware Brands Corporation
Tupperware Brands Latin America Holdings, L.L.C.
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L. de C.V.
Tupperware Brands Philippines, Inc.
Tupperware Bulgaria Ltd.
Tupperware Childrens Foundation
Tupperware China, LLC
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o.

Active Subsidiaries
Subsidiary Information System
As of: February 24, 2012

Tupperware d.o.o.
Tupperware de Costa Rica, S.A.
Tupperware de El Salvador, S.A. de C.V.
Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware Egypt Ltd
Tupperware Espana, S.A.
Tupperware Finance Company B. V.
Tupperware Finance Holding Company B.V.
Tupperware France S.A.
Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware HK Procurement Limited
Tupperware Holdings Corporation
Tupperware Holdings South Africa (Pty) Ltd
Tupperware Home Parties Corporation
Tupperware Honduras, S. de R.L.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Limited
Tupperware International Holdings BV
Tupperware International Holdings Corporation
Tupperware Israel Ltd.
Tupperware Italia S.p.A.
Tupperware Luxembourg S.ar.l.
Tupperware Morocco
Tupperware Nederland B.V
Tupperware New Zealand Staff Superannuation Plan
Tupperware Nordic A/S
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z o.o.
Tupperware Products S.A.
Tupperware Products, Inc.
Tupperware Romania s.r.l.
Tupperware Services GmbH
Tupperware Services, Inc.
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Southern Europe,Africa and Middle East, S.L.
Tupperware Subsidiary Holdings, Inc. (DE)
Tupperware Trading Ltd.
Tupperware Turkey, Inc.
Tupperware U.K. Holdings, Inc.
Tupperware U.S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland Limited
Tupperware, Industria Lusitana de Artigos Domesticos, Limitada

Active Subsidiaries
Subsidiary Information System
As of: February 24, 2012

Tupperware, LLC
Tupperware.com, Inc.
TWP S.A.
Uniao Norte Distribuidora de Produtos Plasticos Ltda
Uniao Sul Comercial
Ventas Fuller, S. de R.L. de C.V.